Exhibit 99.1
PRESS RELEASE

Investor & Media Contact:
Kelly Loeffler, SVP, Corporate Communications, Marketing & Investor Relations
IntercontinentalExchange Group, Inc.
770-857-4726
kelly.loeffler@theice.com

ICE Reports January 2014 Volumes

ATLANTA, GA (February 5, 2014) – IntercontinentalExchange Group (NYSE: ICE), the leading global network of exchanges and clearing houses, today reported exchange traded volumes for January 2014.

ICE’s January average daily volume (ADV) for global derivatives was 10.4 million contracts, a decrease of 8% compared to January 2013.
●	Total commodities ADV increased 15% driven by strength in natural gas and agriculture contract volume.
●
Total financial ADV declined 24% primarily due to lower volatility in European interest rates relative to the strong volumes in January 2013 as a result of the long term repo operation (LTRO) repayment. This was partially offset by a 20% increase in equity index ADV driven by volatility in the equity markets.

January U.S. cash equities ADV declined 2% and European cash equities ADV increased 22% from the prior January.

ICE Futures & Options ADV (contracts in 000s)
	ADV Jan 2014	ADV Jan 2013	Change y/y
COMMODITIES
Energy
Brent	661	676	-2%
Gasoil	245	290	-15%
Other Oil (1)	260	262	0%
TOTAL OIL	1,167	1,228	-5%
Natural Gas (2)	1,430	1,307	9%
Power (3)	929	512	81%
Emissions & Other (4)	48	45	5%
TOTAL ENERGY	3,573	3,093	16%
Agricultural
Sugar (5)	151	140	8%
Other Ags (6)	179	169	6%
TOTAL AGRICULTURAL	330	309	7%

TOTAL METALS (7)	3	6	-45%
TOTAL COMMODITIES	3,907	3,408	15%

FINANCIALS
Interest Rates
Short-term Interest Rates	2,051	2,857	-28%
Medium & Long-Term Interest Rates	150	168	-11%
DTCC GCF Repo Index & Other (8)	4	29	-87%
TOTAL INTEREST RATES	2,205	3,054	-28%

TOTAL EQUITY INDICES (9)	276	229	20%

TOTAL FX (10)	26	33	-19%
TOTAL FINANCIALS	2,507	3,316	-24%

EQUITY DERIVATIVES
US Equity Options
NYSE Equity Options (11)	3,976	4,584	-13%
Total U.S. Options Volume	16,745	15,584	7%
NYSE Share of Group Total	24%	29%	-6pts

UK Single Stock Equities	16	30	-47%
TOTAL EQUITY DERIVATIVES	3,991	4,614	-13%

TOTAL FUTURES & OPTIONS	10,406	11,338	-8%
Note: Figures may not foot due to rounding.

(1)      “Other Oil” includes futurized oil contracts, WTI, Heating Oil, RBOB Gasoline and Middle East Sour Crude.  Excludes Daily Brent Bullet contracts.
(2)      “Natural Gas” includes North American, UK and European Natural Gas.
(3)      “Power” includes North American, UK and European Power.
(4)      “Emissions & Other” includes all power contracts, emissions, freight, coal, iron ore and uranium.
(5)      “Sugar” includes Sugar No. 11, Sugar No. 16 and White Sugar.
(6)      “Other Ags” includes Cocoa, Coffee “C”, Coffee 20 Tonne, Cotton No. 2, Orange Juice, Corn, Wheat-Feed, Soybeans, Barley and Canola.
(7)      “TOTAL METALS” includes Mini Gold and Mini Silver.
(8)      “DTCC GCF Repo & Other” includes DTCC GCF Repo, Treasuries and Eurodollar contracts.
(9)      “TOTAL EQUITY INDICES” includes FTSE 100, FTSE 100 Dividend, FTSE Eurofirst 80, FTSE EPRA Eurozone and FTSE EPRA Europe, Russell 2000®and Russell 1000® and Continuous Commodity Index and as of June 17, 2013, MSCI EAFE, MSCI Emerging Markets, MSCI Euro, MSCI Pan-Euro, MSCI Canada, MSCI EM Latin America and MSCI World and credit index futures.
(10)    “TOTAL FX” includes futures and options for the U.S. Dollar Index and foreign exchange.
(11)    “NYSE Equity Options” includes NYSE Amex Options and NYSE Arca Options trading in U.S. equity options contracts.

Financial Guidance and Reporting

●        ICE’s fourth quarter 2013 results, which will be reported on Tuesday, February 11th, will include the following items which are not indicative of ICE’s business performance and will be excluded from non-GAAP results:
o         Acquisition-related transaction and integration costs of approximately $130 million, relating to the NYSE Euronext acquisition.
o         An approximate $190 million impairment expense primarily due to the devaluation of the Brazilian reais associated with Cetip since the investment in July 2011.
o         An approximate $50 million pre-payment expense associated with $400 million in senior notes repaid.
o         A $4 million net tax impact related to the aforementioned items and certain foreign tax law changes.
●        ICE’s diluted shares outstanding for purposes of calculating fourth quarter 2013 and full year 2013 EPS are 96 million shares and 79 million shares, respectively.
●        Historical futures, options and cash ADV, rate per contract and open interest data in the new reporting format can be found at: http://ir.theice.com/supplemental.cfm
●        Euronext cash RPC will be reported on a quarterly basis in the volume press release.

ICE Futures & Options Rolling Three-Month Average Rate per Contract (RPC)
Futures & Options Products	Three Months Ending Jan 2014	Three Months Ending Dec 2013	Three Months Ending Nov 2013
Energy	$0.94	$0.96	$1.01
Agricultural	$2.33	$2.34	$2.37
Total Commodities	$1.06	$1.07	$1.14
Interest Rates	$0.50	$0.48	$0.47
Total Financials	$0.55	$0.53	$0.52
Total Equity Derivatives	$0.16	$0.16	$0.15
RPC is calculated by dividing transaction revenues by contract volume, and may vary based on pricing, customer and product mix.

        ICE Futures & Options Open Interest (contracts in 000s)
	Jan 31, 2014	Dec 31, 2013
Energy*	94,153	88,425
Agricultural	3,836	3,368
Total Commodities	97,993	91,797
Interest Rates	22,719	18,101
Total Financials	26,753	22,026
*Energy OI excluding U.S. power contracts for January 2014 and December 2013 were 34,855 and 34,013 contracts, respectively.

ICE Futures & Options Volume (contracts in 000s)
Futures & Options Products	Jan-14	Jan-13	Vol % Change
Commodities	82,052	71,637	15%
Financials	52,648	72,831	-28%
Equity Derivatives	83,820	96,918	-14%
TOTAL CONTRACTS	218,521	241,386	-9%

           U.S. Cash Products (shares in millions)
	ADV Jan 2014	ADV Jan 2013	Change y/y
NYSE Listed (Tape A) Issues
Handled Volume (1)	1,050	1,122	-6%
Matched Volume(2)	1,019	1,076	-5%
Total NYSE Listed Consolidated Volume	3,640	3,622	0%
Share of Total Matched Consolidated Volume	28%	30%	-2pts

NYSE Arca, MKT and Regional (Tape B) Issues
Handled Volume (1)	262	217	21%
Matched Volume(2)	246	200	23%
Total NYSE Arca, MKT and Listed Consolidated Volume	1,183	951	24%
Share of Total Matched Consolidated Volume	21%	21%	-

Nasdaq Listed (Tape C) Issues
Handled Volume (1)	206	215	-4%
Matched Volume(2)	185	190	-3%
Total Nasdaq Listed Consolidated Volume	2,140	1,874	14%
Share of Total Matched Consolidated Volume	9%	10%	-1pt

TOTAL U.S. Cash Products Handled	1,518	1,554	-2%
(1)
“Handled Volume” represents the total number of shares of equity securities, ETFs and crossing session activity internally matched on NYSE Group’s exchanges or routed to and executed on an external market center.

(2)	“Matched Volume” represents the total number of shares of equity securities, ETFs and crossing session activity executed on NYSE Group’s exchanges.

U.S. Cash Monthly Product Revenue Capture
	Jan 2014	Dec 2013	Nov 2013
U.S. Cash Products	$0.049	$0.049	$0.049

Euronext Cash Products and Derivatives (contracts in 000s)
	ADV Jan 2014	ADV Jan 2013	ADV % Change
Euronext Cash Products(1)	1,582	1,293	22%

Euronext Derivatives(2)	613	617	-1%
(1)	Includes Equities, ETFs, Structured products and bonds.
(2)	Includes Equity Index products, Single Stock equities, Currencies, Wheat-Milling, Rapeseed, Corn and Barley Malting products.

Credit Derivatives Clearing

●
Through January 31, ICE has cleared $48 trillion in gross notional value on a cumulative basis across 1.6 million trades with open interest of $1.5 trillion. Buy-side clearing of CDS totaled $4.4 trillion since the launch of client clearing at ICE Clear Credit in December of 2009. ICE lists approximately 400 CDS instruments for clearing. A complete summary of CDS clearing can be found at: https://www.theice.com/clear_credit.jhtml

January 2014 Review

●	NYSE Liffe launched futures based on MSCI Factor Indices.
●	ICE Benchmark Administration (IBA) became the new administrator of the London Interbank Offered Rate (LIBOR) benchmark effective February 1.
●	10 IPOs listed on NYSE in January, raising $4.7 billion in proceeds and capturing 86% market share in proceeds raised.
●	Monthly total volume and ADV records were established in European natural gas futures, heating oil futures and emissions options contracts.
●	Daily volume records were established in short sterling and short sterling mid curve futures of 1,985,547 and 813,880 contracts, respectively.
●	Open interest records were established in European natural gas options, low sulphur gasoil futures, sugar 16 futures and various coal futures and options contracts.
●	ICE closed the NYSE Euronext transaction on November 13, 2013. For comparison purposes in the volumes release, we include NYSE Euronext volumes for all periods covered.

Trading days in January 2014:
o	Global Derivatives: 21
o	US Cash Equities: 21
o	Euronext Cash Equities: 22

About IntercontinentalExchange Group, Inc.
IntercontinentalExchange (NYSE: ICE) is the leading network of regulated exchanges and clearing houses for financial and commodity markets. ICE delivers transparent, reliable and accessible data, technology and risk management services to markets around the world through its portfolio of exchanges, including the New York Stock Exchange, ICE Futures, Liffe and Euronext.

Trademarks of ICE and/or its affiliates include IntercontinentalExchange, ICE, ICE block design, NYSE Euronext, NYSE, New York Stock Exchange, LIFFE and Euronext. Information regarding additional trademarks and intellectual property rights of IntercontinentalExchange Group, Inc. and/or its affiliates is located at https://www.theice.com/terms.jhtml and http://www.nyx.com/terms-use.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 - Statements in this press release regarding ICE’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE’s Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in ICE’s Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC on February 6, 2013.

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